                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE               Contact:
February 15, 2001                   Andrew Blocher
                                    Vice President, Investor Relations & Finance
                                    (301) 998-8166


                   FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
                     RECORD YEAR-END 2000 OPERATING RESULTS


     ROCKVILLE, MD (February 15, 2001) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for the year ending December 31, 2000.

     o  Funds from operations (FFO) increased 8% to $2.56 per diluted share
     o  Overall occupancy remains strong at 95.8%
     o  Construction underway at Santana Row

Financial Results
-----------------

Funds from operations for the year ended December 31, 2000 increased 6% to $102.2 million from $96.8 in 1999. On a per diluted share basis, funds from operations increased 8% from $2.38 in 1999 to $2.56 in 2000, beating First Call Consensus Estimates by $0.01. Federal Realty reported net operating income, which includes interest income from mortgage notes receivable, of $196.4 million, a 6% increase from the $186.0 million reported for 1999. Growth in funds from operations and net operating income can largely be attributed to increased rental income, with a major contribution from the renovation and re-tenanting of certain properties in Federal Realty's shopping center portfolio, and a 12% decrease in general and administrative expenses from 1999 to 2000 due to non-recurring items in 1999. Given the current levels of interest rates, Federal Realty is comfortable with the consensus 2001 First Call FFO estimate of $2.64 per share.

"Our property locations, in densely populated, high barrier-to-entry, affluent markets have allowed us to increase rental income and maintain strong occupancy rates through varied economic conditions both today, and over the past 38 years" commented Steven J. Guttman, president and chief executive officer of Federal Realty. "We are pleased with our continued progress in maximizing shareholder value through the redevelopment and re-tenanting of our core shopping center portfolio and the development and enhancement of our urban retail and mixed-use properties."
                                     -MORE-
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Federal Realty Investment Trust Announces
Year-end 2000 Operating Results
Page 2


Portfolio Results
-----------------

For the year, rental income increased from $245.8 million in 1999 to $260.7 million in 2000, a 6% increase. During 2000, the Trust signed leases for a total of 1.7 million square feet of retail, office and residential space. On a comparable retail space basis, the Trust re-leased 1.0 million square feet at an average increase in rent per square foot of 14%. The weighted-average rent on these same space leases was $18.39 per square foot compared to the previous average rent of $16.10 per square foot. At year-end 2000, overall occupancy remained strong at 95.8%, versus 96.1% reported for December 31, 1999.

Development Activities
----------------------

In November 2000, construction began in earnest at Santana Row, Federal Realty's mixed-use urban district in San Jose, California. The Trust has negotiated the terms of a guaranteed maximum price contract with Bovis Lend Lease for a significant portion of the hard construction costs associated with Phase I. In addition, Federal Realty has a signed commitment letter from three banks for a $295 million construction loan. Leasing activity continues to progress with almost 40% of the Phase I retail space leased or under signed letter of intent. The company anticipates the first portions of Phase I to open during the second quarter of 2002.

At Bethesda Row, in Bethesda, Maryland, the 130,000 square foot mixed-use Woodmont East building continues to progress on schedule. Several retail tenants have opened for business since the first of this year, while the 77,000 square feet of office space is 100% leased and tenants are currently building out their spaces. In Arlington, Virginia, Federal Realty now anticipates an early second quarter opening of the first building of Pentagon Row. The 300,000 square foot mixed-use neighborhood is 90% committed, with 15 retail tenants actively building out their space.



                                     -MORE-
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Federal Realty Investment Trust Announces
Year-end 2000 Operating Results
Page 3

Conference Call
---------------

Federal Realty's fourth quarter earnings conference call is scheduled for 11:00 AM EST, Friday February 16, 2001. To participate, please call (800) 289-0436 five to ten minutes prior to the start time. Federal Realty will also provide an online Web Simulcast on the company's web site, www.federalrealty.com. For
                                                   ---------------------
those interested parties who are unable to participate in the conference call, a re-broadcast will be available online at www.federalrealty.com beginning at 6:00
                                         ---------------------
PM EST on February 16. A telephone recording of the call can also be heard by dialing (888) 203-1112. The passcode for this replay is 663631.

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development and re-development of prime retail and urban mixed-use districts. The Trust's real estate portfolio contains more than 120 properties consisting of community and neighborhood shopping centers, urban mixed-use main street retail and apartment properties located in strategic metropolitan markets across the United States. The Trust is nationally recognized for its main street revitalization, value-added urban development programs. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 33 consecutive years. Shares of the Trust are traded on the New York Stock Exchange under the symbol FRT.

Safe Harbor Language
--------------------

Certain matters discussed within this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Federal Realty Investment Trust believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Federal's expectations are detailed from time to time in the Company's SEC reports and filings, including its annual report on Form 10-K. Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.



                                      ###
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                             Financial Highlights
                     (in thousands, except per share data)
                                  (unaudited)

                                                                             Three Months Ended        Twelve Months Ended
                                                                                 December 31,               December 31,
OPERATING RESULTS                                                              2000        1999          2000         1999
-----------------                                                              ----        ----          ----         ----
    Revenues
       Rental income                                                          $68,100     $64,755      $260,684     $245,833
       Other property income                                                    2,917       3,055        11,065       11,231
       Interest  and other income                                               1,773       1,870         7,532        7,649
                                                                              -------     -------      --------     --------
                                                                               72,790      69,680       279,281      264,713
    Expenses
       Rental                                                                  15,223      14,623        56,280       53,677
       Real estate taxes                                                        6,900       6,677        26,620       25,021
       Interest                                                                16,897      15,985        66,418       61,492
       Administrative                                                           4,283       4,232        13,318       15,120
       Depreciation and amortization                                           13,826      12,698        53,259       50,011
                                                                              -------     -------      --------     --------
                                                                               57,129      54,215       215,895      205,321
                                                                              -------     -------      --------     --------

       Operating income before investors' share of operations                  15,661      15,465        63,386       59,392
       Investor's share of operations                                          (1,772)     (1,577)       (6,544)      (3,899)
                                                                              -------     -------      --------     --------
       Income before gain (loss) on sale of real estate                        13,889      13,888        56,842       55,493
       Gain (Loss) on sale of real estate                                           -           -         3,681       (7,050)
                                                                              -------     -------      --------     --------
       Net Income                                                             $13,889     $13,888      $ 60,523     $ 48,443
       Dividends on preferred stock                                            (1,987)     (1,987)       (7,950)      (7,950)
                                                                              -------     -------      --------     --------
       Net income available for common shareholders                           $11,902     $11,901      $ 52,573     $ 40,493
                                                                              =======     =======      ========     ========
       Earnings per common share, basic                                         $0.31       $0.30         $1.36        $1.02
                                                                                =====       =====         =====        =====
       Earnings per common share, diluted                                       $0.31       $0.30         $1.35        $1.02
                                                                                =====       =====         =====        =====
       Weighted average shares outstanding, basic                              38,750      39,694        38,796       39,574
       Weighted average shares outstanding, diluted                            39,794      40,662        39,910       40,638

       Funds from Operations
                    Net income available for common shareholders              $11,902     $11,901       $52,573      $40,493
                    Add:  (gain) loss on sale of real estate                        0           -        (3,681)       7,050
                    Add:  depreciation and amortization of real estate assets  12,604      11,539        48,456       45,388
                    Add:  amortization of initial direct costs of leases          917         798         3,514        3,033
                    Add:  income attributable to operating partnership units      289         279         1,311          831
                                                                              -------     -------      --------     --------

       Funds from operations                                                  $25,712     $24,517      $102,173      $96,795
                                                                              =======     =======      ========     ========
       Funds from operations per share, diluted                                 $0.65       $0.60         $2.56        $2.38
                                                                                =====       =====         =====        =====
                                                                                                     December 31,  December 31,
BALANCE SHEET DATA                                                                                       2000         1999
------------------                                                                                       ----         ----
    Assets
       Real estate, at cost                                                                          $1,854,913   $1,721,459
       Accumulated depreciation and amortization                                                       (351,258)    (317,921)
                                                                                                     ----------   ----------
                                                                                                      1,503,655    1,403,538
       Mortgage notes receivable                                                                         47,360       53,495
       Cash and investments                                                                              11,357       11,738
       Receivables                                                                                       13,092       23,130
       Other assets                                                                                      45,615       42,147
                                                                                                     ----------   ----------
    Total assets                                                                                     $1,621,079   $1,534,048
                                                                                                     ==========   ==========

    Liabilities and Shareholders' Equity
       Obligations under capital leases & mortgages payable                                          $  323,911   $  172,573
       Notes payable                                                                                    225,246      162,768
       Senior Notes                                                                                     410,000      510,000
       5 1/4% Convertible subordinated debentures                                                        75,289       75,289
       Other liabilities                                                                                118,979      111,591

    Shareholders' Equity                                                                                467,654      501,827
                                                                                                     ----------   ----------
                                                                                                     $1,621,079   $1,534,048
                                                                                                     ==========   ==========